                                                                     EXHIBIT 4.4

                            REGISTRATION AGREEMENT


          THIS REGISTRATION AGREEMENT (the "Agreement") is made as of July __,
                                            ---------
1998, among Pinnacle Holdings Inc., a Delaware corporation (the "Company"), ABRY
                                                                 -------
Broadcast Partners II, L.P., a Delaware limited partnership ("ABRY"), Robert J.
                                                              ----
Wolsey, Steven Day and James M. Dell'Apa (the "Executives") and the Persons
                                               ----------
named on the attached Exhibit A (together with the Executives, the "Executive
                      ---------                                     ---------
Holders").  Capitalized terms used but not otherwise defined herein are defined
-------
in Section 8 hereof.

          The parties hereto agree as follows:

          1.   Demand Registrations.
               --------------------

          (a)  Requests for Registration.  At any time the holders of a majority
               -------------------------
of the ABRY Registrable Securities may request registration under the Securities Act of all or any portion of the ABRY Registrable Securities (i) on Form S-1 or any similar long-form registration ("Long-Form Registrations"), (ii) on Form S-2
                                     -----------------------
or S-3 or any similar short-form registration ("Short-Form Registrations") if
                                                ------------------------
available and (iii) on any applicable form pursuant to Rule 415 under the Securities Act (a "415 Registration"). All registrations requested as described
                   ----------------
in this Section 1 are referred to herein as "Demand Registrations."  Each
                                             --------------------
request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Long-Form Registrations.  The holders of a majority of the ABRY
               -----------------------
Registrable Securities shall be entitled to request three Long-Form Registrations in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations"). A registration shall not count as one
  ------------------------------------
of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the Company-paid Long-Form Registrations unless the holders of ABRY Registrable Securities are able to register and sell at least 90% of the ABRY Registrable Securities requested to be included in such registration; provided, that in any event the Company shall
                                  --------
pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration is counted as one of the Company-paid Long-Form Registrations.

          (c)  Short-Form Registrations.  The holders of a majority of the ABRY
               ------------------------
Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d)  415 Registrations.
               -----------------

               (i) The holders of a majority of the ABRY Registrable Securities will be entitled to request one 415 Registration in which the Company will pay all Registration Expenses. Subject to the availability of required financial information, within 45 days after the Company receives written notice of a request for a 415 Registration, the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the 415 Registration. The Company shall use its best efforts to cause the 415 Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall (subject to the provisions of clause (ii) below) cause such 415 Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of (A) the third anniversary of the date of filing of the 415 Registration or (B) the date on which all ABRY Registrable Securities have been sold pursuant to the 415 Registration or (C) the date as of which there are no longer any ABRY Registrable Securities in existence.

               (ii) If the holders of a majority of the ABRY Registrable Securities notify the Company in writing that they intend to effect the sale of all or substantially all of the ABRY Registrable Securities held by such holders pursuant to a single integrated offering pursuant to a then effective registration statement for a 415 Registration (a "Takedown"), the
                                                                 --------
     Company and each holder of Registrable Securities shall not effect any public sale or distribution of its Equity Securities during the 90-day period beginning on the date such notice of a Takedown is received, except pursuant to such Takedown.

          (e)  Priority on Demand Registrations.  If a Demand Registration is an
               --------------------------------
underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the Company or the marketability of the offering, the Company shall include in such registration (i) first, such quantity of Company Registrable Securities as the holders of a majority of the ABRY Registrable Securities may designate (which quantity may be less than the quantity initially requested pursuant to Section 4(c)) and (ii) second, the number of Registrable Securities and (if permitted by the holders of a majority of the ABRY Registrable Securities) other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.

          (f)  Restrictions on Demand Registrations.  The Company shall not be
               ------------------------------------
obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 2 hereof and in which there was no reduction in the number of Registrable Securities requested to be included.

          (g)  Selection of Underwriters.  The holders of a majority of the ABRY
               -------------------------
Registrable Securities shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to any Demand Registration, subject to the Company's approval which shall not be unreasonably withheld.

          2.   Piggyback Registrations.
               -----------------------

          (a)  Right to Piggyback. Whenever the Company proposes to register any
               ------------------
of its securities under the Securities Act other than pursuant to a Demand Registration and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company
                                           ----------------------
shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice; provided that the Company will not be required to give such
                  --------
notice or include Registrable Securities in such registration if holders of a majority of the Registrable Securities (voting together as a single combined class as provided in the Company's certificate of incorporation as in effect at the time in question) so agree or declare in writing. For purposes of this Agreement, the registered offering contemplated by the Recapitalization Agreement will be deemed to be a Piggyback Registration (the "Proposed IPO"); provided that, to
                                            ------------    --------
the extent any provision of the Recapitalization Agreement is expressly contrary to or inconsistent with any provision of this Agreement, the provisions of the Recapitalization Agreement shall control.

          (b)  Piggyback Expenses.  The Registration Expenses of the holders of
               ------------------
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c)  Priority on Primary Registrations. If a Piggyback Registration is
               ---------------------------------
an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities and (if permitted by the holders of a majority of the ABRY Registrable Securities) other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities of the Company on the basis of the number of shares requested to be included in such registration by each such holder.

          (d)  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities who have the contractual right to initiate such a registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company shall include in such registration the securities requested to be included therein by the holders initially requesting such registration, any Registrable Securities requested to be included therein and (if permitted by the holders of a majority of the ABRY Registrable Securities) any other securities of the Company requested to be included in such registration, in each instance which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.

          (e)  Selection of Underwriters.  If any Piggyback Registration is an
               -------------------------
underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such registration (voting together as a single combined class as provided in the Company's certificate of incorporation as in effect at the time in question). Such approval shall not be unreasonably withheld.

          (f)  Other Registrations.  If the Company has previously filed a
               -------------------
registration statement with respect to Registrable Securities pursuant to
Section 1 hereof or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the date such previous registration became effective.

          3.   Holdback Agreements.
               -------------------

          (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriter(s) managing such underwritten registration otherwise agree. In the event of an Initial Public Offering (as defined in Section 8), each holder of Registrable Securities shall take such other necessary or desirable actions reasonably requested by the underwriter(s) managing the Initial Public Offering.

          (b) The Company shall not effect any public sale or distribution of its Equity Securities during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriter(s) managing such underwritten registration otherwise agree.

          4.   Registration Procedures.  Whenever the holders of Registrable
               -----------------------
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, and in connection with the Proposed IPO, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) if requested by the holders of a majority of the ABRY Registrable Securities in connection with any Demand Registration, use its best efforts to cause to be included in such registration statement shares of Common Stock ("Company Registrable Securities") to be offered in a primary offering of the
  ------------------------------
Company's securities contemporaneously with such offering;

          (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

          (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company;

          (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold (voting together as a single combined class as provided in the Company's certificate of incorporation as in effect at the time in question) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l) use commercially reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, and to permit the holders of the Registrable Securities to be sold in the related offering to rely upon such opinions of legal counsel delivered in connection with such offering, as the holders of a majority of the Registrable Securities being sold reasonably request;

          (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

          (n) use its best efforts to cause its management to participate fully in the sale process, including, without limitation, the preparation of the registration statement and the preparation and presentation of any "road shows," whether domestic or international.

Each Executive agrees that, if he is then an employee of the Company or direct or indirect subsidiary of the Company, then he shall participate fully in the sale process, including without limitation, the preparation of the registration statement and the preparation and presentation of any such road shows.

          5.   Registration Expenses.
               ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, whether incurred prior to, on or after the date of this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall
 ---------------------
pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities requested to be included in such registration (voting together as a single combined class as provided in the Company's certificate of incorporation as in effect at the time in question).

          6.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, such holder's officers and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (whether made or filed prior to, on or after the date of this Agreement) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus (whether made or filed prior to, on or after the date of this Agreement) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          7.   Participation in Underwritten Registrations.  No Person may
               -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary and are required under the terms of such underwriting arrangements, and (c) completes and executes any other documents reasonably required.

          8.   Definitions.
               -----------

          "415 Registration" has the meaning set forth in Section 1(a).
           ----------------

          "ABRY Registrable Securities" means, irrespective of which Person
           ---------------------------
actually holds such securities, (i) any Common Stock held or acquired by ABRY or any of its Affiliates on or after the date hereof, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular ABRY Registrable Securities, such securities will cease to be ABRY Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of ABRY Registrable Securities whenever such Person has the right to acquire such ABRY Registrable Securities (upon conversion, or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Common Stock" means, collectively, the common stock of the Company
           ------------
(including the "Class Common" and the "New Common," as those terms are used in the Recapitalization Agreement) and any other class of Equity Securities of the Company which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities.

          "Company Registrable Securities" has the meaning set forth in Section
           ------------------------------
4(c).

          "Company-Paid Long Form Registration" has the meaning set forth in
           -----------------------------------
Section 1(b).

          "Demand Registration" has the meaning set forth in Section 1(a).
           -------------------

          "Equity Securities" of any Person means (i) any capital stock,
           -----------------
partnership, member ship, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

          "Executive Registrable Securities"  means, irrespective of which
           --------------------------------
Person actually holds such securities, (i) any Common Stock held on the date hereof by an Executive Holder, (ii) any Common Stock acquired hereafter by an Executive Holder, or any executive employee of the Company or its Subsidiaries who becomes a party to this Agreement, and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Executive Registrable Securities, such securities will cease to be Executive Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act, as in effect from time to time. For purposes of this Agreement, a Person will be deemed to be a holder of Executive Registrable Securities whenever such Person has the right to acquire such Executive Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Long-Form Registration" has the meaning set forth in Section 1(a).
           ----------------------

          "Person" means an individual, a partnership, a joint venture, a
           ------
corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

          "Piggyback Registration" has the meaning set forth in Section 2(a).
           ----------------------

          "Proposed IPO" has the meaning set forth in Section 2(a).
           ------------

          "Recapitalization Agreement" means the Recapitalization Agreement
           --------------------------
dated as of the date of this Agreement among the Company and the parties to this Agreement, as in effect from time to time.

          "Registrable Securities" means, collectively, the ABRY Registrable
           ----------------------
Securities and the Executive Registrable Securities.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended.

          "Short-Form Registration" has the meaning set forth in Section 1(a).
           -----------------------

          "Takedown" has the meaning set forth in Section 1(d).
           --------

          9.   Miscellaneous.
               -------------

          (a)  No Inconsistent Agreements. The Company shall not hereafter enter
               --------------------------
into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b)  Adjustments Affecting Registrable Securities.  The Company shall
               --------------------------------------------
not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c)  Remedies.  Any Person having rights under any provision of this
               --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (d)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities (voting together as a single combined class as provided in the Company's certificate of incorporation as in effect at the time in question); provided, that no such amendment or waiver shall materially and adversely affect
--------
the rights hereunder of any of the parties hereto when compared with its effect on the other parties hereto without the prior written approval of such party.

          (e)  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (f)  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g)  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (h)  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (i)  GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE,

WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          (j)  Notices. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when given in a manner provided for delivery of notices pursuant to the Recapitalization Agreement.

          (k)  WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES,
               --------------------
TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          (l)  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          (m)  Transfer.  Prior to transferring any Common Stock (other than a
               --------
transfer pursuant to which such Common Stock ceases to be Registrable Securities) to any Person, the Person transferring such Common Stock will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other members), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Common Stock with respect to the Common Stock so transferred.

          (n)  Entire Agreement. Except as otherwise expressly set forth herein,
               ----------------
this agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                   PINNACLE HOLDINGS INC.

                                   By:____________________________________
                                         Name:
                                         Title:


                                   ABRY BROADCAST PARTNERS II, L.P.

                                   By:   ABRY CAPITAL, L.P.
                                   Its:  General Partner

                                   By:   ABRY HOLDINGS, INC.
                                   Its:  General Partner

                                   By:____________________________________
                                         Name:
                                         Title:


                                   _______________________________________
                                   Robert J. Wolsey


                                   PANTERA, INC.


                                   By:  __________________________________

                                   Its: __________________________________


                                   PANTERA PARTNERSHIP, LTD.
                                   By Pantera, Inc., its General Partner


                                   By:  __________________________________

                                   Its: __________________________________

                                   __________________________________________
                                   Steven Day

                                   __________________________________________
                                   Kathleen R. Day


                                   SOUTH CREEK PARTNERSHIP, LTD.
                                   By South Creek, Inc., its General Partner


                                   By:  _____________________________________

                                   Its: _____________________________________


                                   SOUTH CREEK, INC.


                                   By:  _____________________________________

                                   Its: _____________________________________


                                   __________________________________________
                                   James M. Dell'Apa


                                   __________________________________________
                                   Paul Dell'Apa


                                   __________________________________________
                                   Frank Dell'Apa, Sr.


                                   __________________________________________
                                   Frank Dell'Apa, Jr.


                                   __________________________________________
                                   Charles Milewski


                                   __________________________________________
                                   Mary Milewski

                                                                       Exhibit A
                                                                       ---------


                         ADDITIONAL EXECUTIVE HOLDERS
                         ----------------------------


          Pantera, Inc.
          Pantera Partnership, Ltd.
          Kathleen R. Day
          South Creek Partnership, Ltd.
          South Creek, Inc.
          Paul Dell'Apa
          Frank Dell'Apa, Sr.
          Frank Dell'Apa, Jr.
          Charles Milewski
          Mary Milewski